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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 2004, with respect to the combined consolidated financial statements of Baan UK, Ltd., Baan U.S.A., Inc., and Baan Global B.V. included in the Registration Statement (Form S-1) and related Prospectus of SSA Global Technologies, Inc. for the registration of shares of its common stock.

Rotterdam, June 2, 2004

/s/ Ernst & Young Accountants

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CONSENT OF INDEPENDENT AUDITORS